Exhibit 10.1

                 AMENDMENT #1 TO RECEIVABLES PURCHASE AGREEMENT

     THIS AMENDMENT #1 TO RECEIVABLES PURCHASE AGREEMENT, dated as of September 28, 2006 (this "Amendment"), is by and among Invacare Receivables Corporation, a Delaware corporation ("Seller"), Invacare Corporation, an Ohio corporation ("Invacare"), as initial Servicer (the Servicer, together with Seller, the "Seller Parties" and each, a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Park Avenue Receivables Company, LLC ("Conduit") and JPMorgan Chase Bank, N.A., as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"), and pertains to the Receivables Purchase Agreement, dated as of September 30, 2005 among the parties (the "Existing Agreement"). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Existing Agreement.

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Existing Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Amendments.

     (a) Each of the following definitions in the Existing Agreement is hereby amended and restated in its entirety to read, respectively, as follows:

          "Dilution Horizon Ratio" means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the sum of (i) the aggregate amount of Receivables generated by the Originators during the current Calculation Period plus (ii) the aggregate amount of Receivables generated by the Originators during the prior Calculation Period, by (b) the Net Receivables Balance.

          "Dilution Stress Factor" means (a) at any time the Servicer's ratio of Total Debt to Adjusted EBITDA is less than 3.0, 1.75, (b) at any time between September 28, 2006 and November 30, 2006 until the Agent otherwise notifies the Seller Parties, 1.75, and (c) at any other time unless the Agent otherwise notifies the Seller Parties, 2.00.

          "Liquidity Termination Date" means November 30, 2006 or such later date as extended pursuant to the terms of this Agreement.

          "Loss Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the sum of (i) the total Outstanding Balance of Defaulted Receivables plus (ii) the amount of Receivables which became Charged-Off Receivables before becoming Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, plus (iii) the amount of Receivables that were converted to notes receivable or Collection

     Receivables before becoming Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring six months prior to the Calculation Period ending on such Cut-Off Date; provided, however, that at any time while Invacare's ratio of Total Debt to Adjusted EBITDA is less than 3.00 and at all times between September 28, 2006 and November 30, 2006 until the Agent otherwise notifies the Seller Parties, only 80% of the amount described in clause (a)(i) shall be counted for purposes of computing the Loss Ratio.

     (b) Clause (xv) of the definition of "Eligible Receivable" is hereby amended and restated in its entirety to read as follows:

          (xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided that (a) if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and (b) Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such
     Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agent, that such Receivables shall not be subject to such offset, and provided, further, that at any time while Invacare's ratio of Total Debt to Adjusted EBITDA is less than 3.00 and at all times between September 28, 2006 and November 30, 2006 until the Agent otherwise notifies the Seller Parties, only 80% of the accrued amount of contractual rebates shall be counted as a contra pursuant to the foregoing clause (a),

     2. Representations and Warranties of the Seller Parties. In order to induce the Agent and the Purchasers to enter into this Amendment, each Seller Party hereby represents and warrants to the Agent and the Purchasers (i) that as of the date hereof, each of such Seller Party's representations and warranties set forth in Section 5.1 of the Existing Agreement is true and correct as of the date hereof, and (ii) that, as to itself, each of the following representations and warranties is true and correct as of the date hereof:

          (a) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Amendment, and the performance of its obligations under the Existing Agreement as amended hereby, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Amendment has been duly executed and delivered by such Seller Party.

          (b) No Conflict. The execution and delivery by such Seller Party of this Amendment, and the performance of its obligations under the Existing Agreement as amended hereby do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Amendment and the performance of its obligations under the Existing Agreement as amended hereby.

          (d) Binding Effect. This Amendment and the Existing Agreement as amended hereby constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     3. Condition Precedent. This Amendment shall become effective as of the date first above written upon delivery to the Agent of counterparts hereof duly executed by each of the parties hereto.

     4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

     5. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER

PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

     6. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     7. Ratification. Except as expressly amended hereby, the Existing Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.







                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date hereof.

INVACARE RECEIVABLES CORPORATION, as Seller


By:     /s/ Gregory C. Thompson
        ---------------------------
Name:   Gregory C. Thompson
Title:  Treasurer and Secretary





By:     /s/ Gregory C. Thompson
        ---------------------------
Name:   Gregory C. Thompson
Title:  Chief Financial Officer

PARK AVENUE RECEIVABLES COMPANY, LLC

BY:  JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT


By:    /s/ Ronald Atkins
       ---------------------------
Name:  Ronald Atkins
Title: Vice President



JPMORGAN CHASE BANK, N.A., as a Financial Institution and as Agent


By:    /s/ Ronald Atkins
       ---------------------------
Name:  Ronald Atkins
Title: Vice President